Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Morton Industrial Group, Inc. (the “Company”) on Form 10-Q for the period ended October 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William D. Morton, Chairman, Chief Executive Officer and President of the Company, and I, Daryl R. Lindemann, Chief Financial and Secretary of the Company certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William D. Morton
William D. Morton
Chairman, Chief Executive Officer and President
November 15, 2005

/s/ Daryl R. Lindemann
Daryl R. Lindemann
Chief Financial Officer and Secretary
November 15, 2005
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.